UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 301 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, on September 3, 2018 MannKind Corporation (the “Company”) entered into an exclusive global license and collaboration agreement (the “License Agreement”) with United Therapeutics Corporation. The effectiveness of the License Agreement was conditioned upon expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the “Act”).

On October 15, 2018 (the “Effective Date”), the requisite waiting period under the Act expired and the License Agreement became effective. Pursuant to the License Agreement, United Therapeutics Corporation has agreed to pay the Company $45 million as an upfront payment within 10 business days following the Effective Date.

On October 16, 2018, the Company issued a press release announcing the expiration of the requisite waiting period under the Act and the effectiveness of the License Agreement. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Date: October 16, 2018	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary